News Release
CORPORATION

7140 Office Circle
P.O. Box 15600
Evansville, IN  47716-0600
Investor Relations: Chad Monroe
Phone: (812) 962-5041

Media Relations: Timothy G. Weir, APR
Phone: (812) 962-5128

FOR IMMEDIATE RELEASE

Accuride Corporation Performance on Track in First Quarter 2012

•	First-quarter 2012 results included:
o	Net Sales of $269.5 million, up 27.8 percent year-over-year
o	Operating income of $7.2 million, up 402.2 percent year-over-year
o	Net loss of $2.9 million, or $0.06 per share, a 42.9 percent year-over-year improvement
o	Adjusted EBITDA of $21.6 million, up 27.5 percent year-over-year
•	All business units post double-digit top-line growth
•	Long-term “Fix and Grow” operational improvement plans and capital projects remain on track

EVANSVILLE, Ind. – April 24, 2012 – Accuride Corporation (NYSE: ACW), a leading supplier of components to the commercial vehicle industry, today reported financial results for the first quarter ended March 31, 2012.

Accuride achieved first quarter 2012 net sales from continuing operations of $269.5 million, compared with $210.9 million in the same period in 2011, an increase of 27.8 percent, with all business segments posting double-digit revenue growth.  The Company delivered operating income for the quarter of $7.2 million, up from $1.4 million in the first quarter of 2011.   The Company reported a net loss of $2.9 million, or $0.06 per share during the quarter.  First quarter Adjusted EBITDA was $21.6 million, resulting in an Adjusted EBITDA margin of 8.0 percent, compared to 7.8 percent in the same quarter of 2011.  As of March 31, 2012, the Company had $36.6 million of cash, plus $67.2 million in availability under its ABL credit facility for total liquidity of $103.8 million.

“Our first-quarter performance benefitted from continued commercial vehicle production strength and aftermarket order volumes – driven by healthy Class 8 truck and trailer demand – together with higher pricing and productivity gains coming from the solid execution of our ‘Fix and Grow’ operational improvement plans,” said Accuride President and CEO Rick Dauch.  “We are engaged in nothing less than the complete operational turnaround of our core businesses. These efforts include expanding our aluminum wheel production capacity in response to strong demand, boosting performance and efficiencies at Gunite while upgrading its manufacturing capabilities, completing the consolidation of Imperial, and instituting common LEAN systems across the company.  We have solid action plans in place to accomplish this and continue to execute them on schedule.  In addition, our margins are beginning to reflect the impact of greater operating efficiencies and working capital performance as we execute our ‘Fix and Grow’ strategy.”

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Industry Conditions
Although the commercial vehicle industry’s underlying equipment replacement fundamentals are still strong, we are seeing some slowdown within the Class 8 truck segment.  Net orders in the first quarter were lower than expected, and, in turn, order backlogs have become less robust. OEMs have begun to respond by adjusting their build schedules.  The industry appears to be experiencing a pullback from the stronger order levels seen in the fourth quarter of 2011, and we will continue to monitor customer build plans.  The medium-duty truck and trailer markets continue to perform in line with industry expectations.  Medium-duty production continues to improve at a modest pace, while trailer backlogs are the strongest they have been since 2007 and continue to increase.

First Quarter Business Segment Results

Accuride Wheels
Accuride Wheels segment net sales were $116.9 million, up $25.4 million, or 27.8 percent, from the same period in 2011.  Wheels Adjusted EBITDA was $28.3 million, an increase of $6.1 million, or 27.7 percent from the first quarter of 2011.  In addition to higher year-over-year build rates, we continue to see strong demand for aluminum wheels being driven by the need for fleets to reduce fuel and maintenance costs, along with total vehicle weight.  Increasing demand for aluminum wheels validates the aluminum wheel capacity investments Accuride made during 2011.  The Company plans further aluminum wheel capacity investments in 2012 and 2013.

Gunite
Gunite segment net sales were $68.6 million, up $9.4 million, or 15.8 percent, from the first quarter of 2011 on higher industry volumes.  Gunite’s Adjusted EBITDA was $0.5 million, compared to $1.0 million in the first quarter of 2011.  Gunite’s first-quarter results benefitted from steadily improving operational performance and higher pricing, as well as the elimination of customer-required on-site inspections stemming from Gunite’s quality issue in 2011.  These were offset by softening aftermarket demand for Gunite products and the impact of low-cost imports from competitors.

Brillion Iron Works
Brillion Iron Works’ first quarter net sales were $43.8 million, up $8.5 million, or 24.2 percent, from the first quarter of 2011, while Adjusted EBITDA was $4.4 million, an increase of $1.7 million, or 61.7 percent year-over-year. The business continued to see higher demand in the industrial and agricultural markets and benefit from increased pricing as capacity remains tight in the North American casting industry.  We are currently assessing strategic options for Brillion, including its potential divestiture under appropriate financial conditions.

Imperial
Imperial segment first quarter net sales were $40.2 million, an increase of $15.3 million, or 61.5 percent, over the same period in 2011 due to higher OEM customer production volumes.  Adjusted EBITDA for the business was a negative $0.3 million, off from a positive $0.9 million in the first quarter of 2011.  Although other Imperial operations performed well during the quarter, the Decatur, Texas plant continued to experience operational inefficiencies stemming from its expanded production volume and product portfolio. A new leadership team is instituting changes to optimize Decatur’s operational and financial performance during the first half of 2012.

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Liquidity and Debt
As of March 31, 2012, total debt was $323.3 million consisting of $303.3 million of our outstanding 9.5% senior secured notes, net of discount, and a $20.0 million draw on our ABL facility.  As of March 31, 2012, we had $36.6 million of cash plus $67.2 million in availability under our ABL credit facility for total liquidity of $103.8 million.  The Company’s operating use of cash was an outflow of $10.8 million for the quarter and capital spending for the quarter was $10.4 million, resulting in negative free cash flow of $21.3 million. Accuride’s cash flow typically is seasonal, with the first quarter being a net use of cash due to increases in working capital exiting the fourth quarter holiday period and payment of cash interest expense in February.

Outlook and Summary
“We continue to make solid progress at Accuride in moving the company toward more reasonable and sustainable levels of financial and operational excellence,” Dauch said.  “To accomplish this turnaround in performance and capitalize on the peak in the market cycle, we are focusing our efforts on our highest priorities, including completing Gunite’s operational turnaround, successfully launching additional aluminum wheel capacity, restoring Imperial to acceptable operating performance, and implementing common LEAN Manufacturing systems companywide.  Given the relative strength of the North American commercial vehicle market and supportive economic indicators, we remain confident that we can capitalize on the benefits of our ‘Fix and Grow’ strategy by the fourth quarter of 2012 as we continue to execute our plans.”

Chief Financial Officer Greg Risch expressed the Company’s confidence in the full-year guidance it issued in March 2012, stating, “Despite somewhat softer market demand, we continue to expect to deliver 2012 net sales in the range of $1,000 to $1,025 million, fully diluted earnings per share between $0.07 and $0.15, and Adjusted EBITDA ranging from $100 to $105 million for the year.  The actions we are taking as part of our ‘Fix and Grow’ strategy are yielding the sustainable improvements in quality, delivery and cost necessary to make Accuride a more dependable supplier to our customers and profitable investment for our shareholders.”

Earnings Conference Call Information
Accuride will hold a conference call to discuss its First Quarter 2012 financial and operational results on Tuesday, April 24, 2012, beginning at 3:00 p.m. Eastern Time. Analysts and investors may participate on the conference call by dialing (800) 299-9086 in the United States, or (617) 786-2903 internationally, and using participant code 97253597. A live webcast of the conference call can be accessed via the Investor Information section of the Company’s website at www.accuridecorp.com. A replay will be available from April 24, 2012, at 5:00 p.m. Eastern Time until midnight, May 1, 2012, by calling (888) 286-8010 in the United States, or (617) 801-6888 internationally, using access code 50313845.

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About Accuride Corporation
With headquarters in Evansville, Indiana, Accuride Corporation is a leading supplier of components to the commercial vehicle industry.  The company’s products include commercial vehicle wheels, wheel-end components and assemblies, truck body and chassis parts, and other commercial vehicle components.  The company’s products are marketed under its brand names, which include Accuride®, Gunite®, ImperialTM and BrillionTM.  Accuride’s common stock trades on the New York Stock Exchange under the ticker symbol ACW.  For more information, visit the Company’s website at http://www.accuridecorp.com.

Forward-Looking Statements
Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Accuride’s expectations, hopes, beliefs, and intentions with respect to future results. Such statements are subject to the impact on Accuride’s business and prospects generally of, among other factors, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Accuride’s Securities and Exchange Commission filings, including those described in Item 1A of Accuride’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011. Any forward-looking statement reflects only Accuride’s belief at the time the statement is made. Although Accuride believes that the expectations reflected in these forward-looking statements are reasonable, it cannot guarantee its future results, levels of activity, performance or achievements. Except as required by law, Accuride undertakes no obligation to update any forward-looking statements to reflect events or developments after the date of this news release.

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Three Months Operating Results

	Three Months Ended March 31,
(Dollars in thousands)	2012		2011

Net sales:
Wheels	$116,944	43.4%	$91,509	43.4%
Gunite	68,563	25.4%	59,231	28.1%
Brillion Iron Works	43,810	16.3%	35,260	16.7%
Imperial Group	40,201	14.9%	24,895	11.8%
Total net sales	$269,518	100%	$210,895	100%

Gross Profit	$22,100	8.2%	$17,290	8.2%

Income (loss) from Operations:
Wheels	$18,442	15.8%	$11,488	12.6%
Gunite	(2,168)	(3.2)%	(1,717)	(2.9)%
Brillion Iron Works	3,173	7.2%	733	2.1%
Imperial Group	(519)	(1.3)%	1,129	4.5%
Corporate / Other	(11,692)	—%	(10,192)	—%
Consolidated Total	$7,236	2.7%	$1,441	0.7%

Net loss	$(2,949)	(1.1)%	$(5,161)	(2.5)%

Adjusted EBITDA
Wheels	$28,340	24.2%	$22,187	24.2%
Gunite	516	0.8%	1,003	1.7%
Brillion Iron Works	4,440	10.1%	2,745	7.8%
Imperial Group	(267)	(0.7)%	873	3.5%
Corporate / Other	(11,386)	—%	(10,727)	—%
Continuing Operations	$21,643	8.0%	$16,081	7.6%

Bostrom Seating	—	—%	(22)	—%
Fabco Automotive	—	—%	918	—%
Brillion Farm	—	—%	—	—%
Consolidated Total	$21,643	8.0%	$16,977	7.8%

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ACCURIDE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Three Months Ended March 31,
(In thousands except per share data)	2012	2011

NET SALES	$269,518	$210,895
COST OF GOODS SOLD	247,418	193,605
GROSS PROFIT	22,100	17,290
OPERATING EXPENSES:
Selling, general and administrative	14,864	15,849
INCOME FROM OPERATIONS	7,236	1,441
OTHER INCOME (EXPENSE):
Interest income	16	39
Interest expense	(8,761)	(8,379)
Other income, net	157	2,163
LOSS BEFORE INCOME TAXES FROM CONTINUING OPERATIONS	(1,352)	(4,736)
INCOME TAX PROVISION	1,597	499
LOSS FROM CONTINUING OPERATIONS	(2,949)	(5,235)
DISCONTINUED OPERATIONS, NET OF TAX	—	74
NET LOSS	$(2,949)	$(5,161)
Weighted average common shares outstanding—basic	47,319	47,237
Basic loss per share – continuing operations	$(0.06)	$(0.11)
Basic loss per share – discontinued operations	—	0.00
Basic loss per share	$(0.06)	$(0.11)
Weighted average common shares outstanding—diluted	47,319	47,237
Diluted loss per share – continuing operations	$(0.06)	$(0.11)
Diluted loss per share – discontinued operations	—	0.00
Diluted loss per share	$(0.06)	$(0.11)
OTHER COMPREHENSIVE LOSS, NET OF TAX:
Foreign currency translation adjustments	(218)	(119)
COMPREHENSIVE LOSS	$(3,167)	$(5,280)

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ACCURIDE CORPORATION
CONSOLIDATED ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended March 31,
(In thousands)	2012	2011

Net loss	$(2,949)	$(5,161)
Income tax expense	1,597	500
Interest expense, net	8,745	8,340
Depreciation and amortization	12,530	14,183
Restructuring, severance and other charges1	1,129	537
Other items related to our credit agreement2	591	(1,422)
Adjusted EBITDA	$21,643	$16,977

Note:
1)
For the three months ended March 31, 2012, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus $1.1 million in costs associated with restructuring items.  For the three months ended March 31, 2011, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus $0.5 million in costs associated with restructuring and reorganization items.

2)
Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride’s senior credit facility.  For the three months ended March 31, 2012, items related to our credit agreement consisted of foreign currency income and other income or expenses of $0.6 million.  For the three months ended March 31, 2011, items related to our credit agreement consisted of foreign currency losses and other income or expenses of $1.4 million.

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ACCURIDE CORPORATION
SEGMENT ADJUSTED EBITDA RECONCILIATION
(UNAUDITED)

	Three Months Ended March 31, 2012
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$18,442	$8,020	$1,878	$28,340
Gunite	(2,168)	2,434	250	516
Brillion Iron Works	3,173	1,237	30	4,440
Imperial Group	(519)	227	25	(267)
Corporate / Other	(11,692)	612	(306)	(11,386)
Continuing Operations	$7,236	$12,530	$1,877	$21,643

Bostrom	—	—	—	—
Fabco Automotive	—	—	—	—
Farm	—	—	—	—
Consolidated Total	$7,236	$12,530	$1,877	$21,643

	Three Months Ended March 31, 2011
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$11,488	$9,099	$1,600	$22,187
Gunite	(1,717)	2,436	284	1,003
Brillion Iron Works	733	1,982	30	2,745
Imperial Group	1,129	(277)	21	873
Corporate / Other	(10,192)	281	(816)	(10,727)
Continuing Operations	$1,441	$13,521	$1,119	$16,081

Bostrom	(112)	90	—	(22)
Fabco Automotive	346	572	—	918
Farm	—	—	—	—
Consolidated Total	$1,675	$14,183	$1,119	$16,977

We define Adjusted EBITDA as our net income or loss before income tax expense or benefit, interest expense, net, depreciation and amortization, restructuring, severance, and other charges, impairment, and currency losses, net. Adjusted EBITDA has been included because we believe that it is useful for us and our investors to measure our ability to provide cash flows to meet debt service.  Adjusted EBITDA should not be considered an alternative to net income (loss) or other traditional indicators of operating performance and cash flows determined in accordance with accounting principles generally accepted in the United States (“GAAP”).  We present the table of Adjusted EBITDA because covenants in the agreements governing our material indebtedness contain ratios based on this measure on a quarterly basis.  While Adjusted EBITDA is used as a measure of liquidity and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculations.

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ACCURIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31,	December 31,
(In thousands)	2012	2011

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$36,638	$56,915
Customer and other receivables	119,758	98,075
Inventories, net	82,677	72,827
Other current assets	12,728	12,332
Total current assets	251,801	240,149
PROPERTY, PLANT AND EQUIPMENT, net	283,294	271,562
OTHER ASSETS:
Goodwill and other assets	352,849	357,151
TOTAL	$887,944	$868,862
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$88,644	$80,261
Other current liabilities	46,633	48,228
Total current liabilities	135,277	128,489
LONG-TERM DEBT	323,344	323,082
OTHER LIABILITIES	174,440	159,908
STOCKHOLDERS’ EQUITY:
Total stockholders’ equity	254,883	257,383
TOTAL	$887,944	$868,862

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